                                          POWER OF ATTORNEY

          WHEREAS, the undersigned director of Cancer Genetics, Inc., a Delaware coporation (the "Company"), desires to authorize Elizabeth A. Czerepak, the
Chief Financial Officer of the Company, to act as his attorney-in-fact and agent for the purpose of executing certain filings to be made with the Securities and
Exchange Commission, including all amendments and supplements thereto.

          NOW, THEREFORE,

          KNOW BY ALL THESE PRESENTS, that Keith L. Brownlie, whose
signature appears below, hereby constitutes, authorizes and appoints
Elizabeth A. Czerepak, the Chief Financial Officer of the Company, to be
the undersigned's true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for his name, place and stead, in any and all capacities, to:

          (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

          (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
          Securities and Exchange Commission and any stock exchange or similar authority; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
          Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her discretion.

          The undersigned hereby grants to the foregoing attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's designated substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 24th day of July, 2013.

                   /s/ Keith L. Brownlie
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                   Signature

                   Keith L. Brownlie
                   ----------------------------------------
                   Name